Exhibit 10.1(b)

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT (the “First Amendment”) is made and entered into this 16th day of April, 2013 by and between CLEVELAND INDUSTRIAL PORTFOLIO LLC, a Virginia limited liability company (the “Landlord”), and VIEWRAY INCORPORATED, a Delaware corporation (the “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a Lease dated April 17, 2008 (the “Lease”). Pursuant to the Lease, Landlord currently leases to Tenant certain space consisting of approximately 41,000 square feet (the “Premises”) in the building know as Broad Oak Building III located at 2 Thermo Fisher Way, Oakwood, Ohio (the “Property”); and

WHEREAS, the parties hereto desire to amend the Lease in certain respects as provided herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, Landlord and Tenant do hereby agree as follows:

1. Extension of Term. The initial Term of the Lease is hereby extended to October 31, 2014.

2. Fixed Rent. The Fixed Rent currently in effect pursuant to Section 3.1.1 (“Option A”) of the Lease, in the amount of $17,093.33 per month, shall remain in effect for the remainder of the initial Term, as extended by this First Amendment.

3. Renewal Option. The renewal option set forth in Section 3.8 of the Lease shall remain in effect. All references in Section 3.8 of the Lease to the “initial Term” shall mean the Term, as extended by this First Amendment.

4. Condition of Premises. Tenant acknowledges and agrees that no agreement of Landlord to alter, remodel, decorate, clean or improve the Premises and no representation regarding the condition of the Building or the Premises has been made by or on behalf of Landlord or relied upon by Tenant under or by reason of this First Amendment, and Tenant agrees to accept the Premises for the extended part of the Term in its “as is” condition.

5. Notice Address for Tenant. Section 21.3 of the Lease is hereby revised to provide that the notice address for Tenant shall be ViewRay Incorporated, #2 Thermo Fisher Way, Oakwood Village, OH 44146, Attention: David Chandler, Chief Financial Officer.

6. Miscellaneous. (a) Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. (b) Except for CBRE and Collier International which jointly represented the Tenant, Tenant represents and warrants that it has not dealt with any brokers in connection with this First Amendment. (c) Each signatory of this First Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. (d) The parties may sign separate signature pages of this First Amendment and may sign multiple counterparts hereof, each of which shall be one and the same instrument and a duplicate original.

(Signatures on following page)

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

LESSOR:

CLEVELAND INDUSTRIAL PORTFOLIO, LLC, a Virginia limited liability company

By:	Cleveland Industrial Managing Co., LLC, a Delaware limited liability company, its Manager

By:	/s/ Robert S. Friedman
Name:	Robert S. Friedman
Title:	Vice President

LESSEE:

VIEWRAY INCORPORATED, a Delaware corporation

By:	/s/ David Chandler
Name:	David Chandler
Title:	CFO

2